Exhibit 99.1

Investor Presentation May 2019

1 Statements contained in this investor presentation that are not historical facts may constitute forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “Act”) . Such forward - looking statements are subject to significant risks and uncertainties . CB Financial Services, Inc . (the “Company”) intends such forward - looking statements to be covered by the safe harbor provisions contained in the Act . The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain . Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that are described in the Company’s periodic reports as filed with the Securities and Exchange Commission . These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements . The Company assumes no obligation to update any forward - looking statement except as may be required by applicable law or regulation . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations and financial position and when comparing results over different periods . Non - GAAP measures eliminate the impact of certain items such as intangible assets (when calculating Tangible Book Value), OREO e xpenses and amortization of intangibles assets, and also one - time expenses such as merger costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees . Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms . These costs are unique to each transaction based on the contracts in existence at the merger date . These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other banks and financial institutions . Please see the non - GAAP reconciliations table included in the Appendix to this investor presentation . Forward - Looking Statements

2 Source: S&P Global Market Intelligence. Financial data as of 6/30/17. (1) Alpine is an S - Corporation. ROAA and ROAE tax - effected at an effective rate of 30%. (2) NPLs include nonaccrual loans and TDRs. NPAs include NPLs, OREO and loans 90+ days past due and still accruing interest. 2 118 year old community bank headquartered in Carmichaels, PA 28 locations in Southwestern PA, Ohio River Valley and Buckhannon, WV Listed on NASDAQ with ticker “CBFV” Strategic, disciplined acquirer: FedFirst Financial in October 2014 First West Virginia in April 2018 Beynon Insurance in August 2018 Location Map Corporate Overview Financial Highlights (Quarter Ended 03/31/2019) Overview of CB Financial Services, Inc. Source: S&P Global Market Intelligence and company documents, for the quarter ended 3/31/2019. Note: All dollars in millions Balance Sheet ($MM) Capital Ratios Assets 1,302.6 $ Tangible Common Equity 8.14% Gross Loans 908.8 $ Leverage Ratio 8.20% Deposits 1,105.5 $ RBC Ratio 13.26% Profitability Asset Quality Net Interest Margin 3.66% NPAs / Total Assets 0.44% Return on Average Assets 0.93% LLR / Gross Loans 1.04% Return on Average Equity 8.53 % LLR / NPLs 167.8% Efficiency Ratio 71.2 % NCOs / Avg. Loans 0.08%

3 President & Chief Executive Officer Appointed CEO in June 2018 and President in May 2017 Director since 2014 35+ years of commercial banking experience, 14 years in executive management Former President, CEO & Director of FFCO; previously a Regional President of WSBC Kevin Lemley Executive Vice President and Chief Financial Officer 35+ years of commercial banking experience, 30 years in CFO role Joined CBFV in 2011; previously SVP and CFO of Centra Bank Responsible for financial oversight and SEC reporting requirements Strategic planning and regulatory reporting oversight Pat O’Brien Rich Boyer Ralph Burchianti Executive Vice President and Chief Credit Officer Director since 2018 Responsibilities include oversight of credit & underwriting policies for the combined organization Nearly 35 years of experience with CBFV Senior Vice President – Insurance Operations Director since 2014 Manages day to day operations of Exchange Underwriters and generates new business President of Exchange Underwriters since 1989 Executive Leadership Team

4 Diversified Business Source: Company documents - (1) For the quarter ended 3/31/2019. Fee income defined as noninterest income excluding net loss on sales of investments and nonrecurring items Focus on new commercial business generation and sales culture Growing presence within the Pittsburgh MSA Well positioned to serve the needs of small and medium sized businesses in the Marcellus and Utica Shale regions Commercial Banking Retail Banking & Wealth Management Mortgage Banking Insurance Brokerage Active mortgage origination platform with dedicated mortgage originators Robust housing market throughout tri - state footprint Expanding mortgage banking platform into legacy markets and new markets Led by Rich Boyer, a 30+ year industry veteran Accounts for approximately 49% of fee income (1) Q1 2019 insurance commission growth of 23.6% mainly related to Beynon Insurance acquisition Complementary to commercial and retail banking business 25% of deposits are non - interest bearing and 80% are non - maturity Excellent branch coverage of the Tri - State market Wealth management services linked strongly to Marcellus and Utica Shale Region footprint

5 Empower our experienced, high quality employees to provide superior customer service in all aspects of our business Create a service culture which builds full relationships with our customers Continue our track record of opportunistic growth in the Marcellus/Utica Shale Region and the robust Pittsburgh MSA Evolve toward more electronic/digital products and processes driving greater efficiency Continue to expand our brand awareness in our market by utilizing digital and other robust outlets Continue strong loan underwriting while building credit culture and asset quality Maintain strong profitability while continuing to invest for the future Maintain and seek to increase our annual dividend of $0.96 per share Be the Community Bank of choice in the Marcellus/Utica Shale Region and Pittsburgh MSA for residents and small and medium sized businesses Strategic Vision for CBFV

# Attractive Operating Markets

## Pittsburgh Metropolitan Area

- "Most Livable Place in the Continental US"(1)
- Population of approximately 2.3 million
- 2018 median household income of approximately $61,229, which is projected to increase 8.7% through 2019
- Large market for energy, healthcare, technology, and manufacturing companies(2)
- Highly educated labor force from Carnegie Mellon University, University of Pittsburgh, and Duquesne University(2)
- Seven Fortune 500 companies headquartered in Pittsburgh MSA: Kraft Heinz, PNC Financial Services, PPG Industries, U.S. Steel, Alcoa, Dick's Sporting Goods, and WESCO International(3)

## Deposit Market Share(4)

| Rank | HQ'ed in PA, WV, OH | Institution (State) | Branches | Deposits in Market | Market Share |
|---|---|---|---|---|---|
| 1 | 1 | PNC Financial Services Group (PA) | 37 | $ 4,162,700 | 20.2% |
| 2 | 2 | F.N.B. Corp. (PA) | 28 | $ 1,807,170 | 8.8% |
| 3 | 3 | WesBanco Inc. (WV) | 23 | $ 1,721,646 | 8.4% |
| 4 | | Citizens Financial Group Inc. (RI) | 28 | $ 1,688,848 | 8.2% |
| 5 | 4 | S&T Bancorp Inc. (PA) | 11 | $ 1,068,647 | 5.2% |
| 6 | 5 | CB Financial Services Inc. (PA) | 28 | $ 998,356 | 4.8% |
| 7 | 6 | WFSB Mutual Holding Company (PA) | 9 | $ 974,631 | 4.7% |
| 8 | 7 | First Commonwealth Financial (PA) | 18 | $ 944,197 | 4.6% |
| 9 | 8 | KeyCorp (OH) | 16 | $ 805,029 | 3.9% |
| 10 | 9 | First FS&LA of Greene County (PA) | 8 | $ 767,707 | 3.7% |
| 11 | 10 | United Bankshares Inc. (WV) | 11 | $ 727,165 | 3.5% |
| 12 | 11 | Dollar Mutual Bancorp (PA) | 6 | $ 416,882 | 2.0% |
| 13 | 12 | CF Financial Corporation (PA) | 9 | $ 400,980 | 1.9% |
| 14 | 13 | Main Street Finl Services Corp (WV) | 4 | $ 372,177 | 1.8% |
| 15 | 14 | Huntington Bancshares Inc. (OH) | 9 | $ 358,987 | 1.7% |
| 16 | 15 | Slovenian S&L Assn. Canonsburg (PA) | 1 | $ 332,494 | 1.6% |
| 17 | | JPMorgan Chase & Co. (NY) | 5 | $ 316,767 | 1.5% |
| 18 | 16 | Commercial National Financial (PA) | 9 | $ 316,238 | 1.5% |
| 19 | 17 | Belmont SB (OH) | 4 | $ 289,714 | 1.4% |
| 20 | 18 | United Bancorp Inc. (OH) | 6 | $ 270,469 | 1.3% |

## Expansion into Ohio River Valley

- PTT Global Chemical has purchased 168 acres in Belmont County, OH as the home of a proposed $6 billion ethane cracker plant(5)
- State officials in Pennsylvania, Ohio and West Virginia commissioned a study to locate the best options for storage of the natural gas in close proximity to the end users.(6)

## Other Large Employers in Operating Area

Source: S&P Global Market Intelligence, Claritas. Deposit market share data as of 6/30/18
Note: All dollars in thousands
(1) The Economist: "A Summary of the Livability Ranking and Overview", published August 2014
(2) https://datausa.io/profile/geo/pittsburgh-pa-metro-area/
(3) http://fortune.com/fortune500/
(4) Excludes Allegheny County
(5) https://www.energyindepth.org
(6) "A GEOLOGIC STUDY TO DETERMINE THE POTENTIAL TO CREATE AN APPALACHIAN STORAGE HUB FOR NATURAL GAS LIQUIDS" published July, 2017.

6

# Key Economic Driver: Marcellus / Utica Shales

## Marcellus / Utica Shale Region


MASS.
NEW YORK
CONN.
N.J.
PENNSYLVANIA
CBFV Market Area
M.D.
WEST VIRGINIA
VIRGINIA
Utica
Marcellus
Utica underlying Marcellus
★ Pittsburgh

- Marcellus and Utica Shales are long-term drivers for economic growth
  - Estimated recoverable reserves of approximately 400 trillion cubic feet equivalent[(1)]
  - Marcellus/Utica average daily production has grown from 3 billion cubic feet (BCF) in 2010 to more than 24 BCF today, forecasted to grow to as much as 40 BCF in the next 5 years[(2)]
  - 40% of Marcellus/Utica gas production comes from the Eastern Ohio, Northern WV and Southwestern PA markets served by CBFV[(2)]
- Shell Cracker Plant: Located in Beaver County, PA, construction began in 2017, and is expected to create over 6,000 construction jobs and employ 600 people permanently
- PTT Global Cracker Plant: The proposed plant to be located in Dilles Bottom, OH, would employ thousands during construction and hundreds of permanent petrochemical jobs once the plant enters operation

## Shell Cracker Plant


PROPOSED SITE PLAN
Cooling Water Tower
East Roll-on Roll-off Dock
East Rail Road Yard
East Bridge
North Retention Pond
Ethylene Cracker Unit
Polyethylene Units
Cogen
Waste Water Treatment Plant
Truck Loading Area
West Bridge
Relocated SR18
Admin Buildings
Flares
West Lift-on Lift-off Dock
Main Site Entrance

## PTT Global Chemical Cracker Plant



Source: U.S. Energy Information Administration

(1) US Geological Survey and Energy Information Administration estimates. Includes natural gas and oil reserves

(2) http://aongrc.nrcce.wvu.edu/wp-content/uploads/MASTER_Final_Report_8-29-2017.pdf

7

8 Key Economic Driver: Pittsburgh Market • Pittsburgh has a robust and diverse economy. Unemployment is 3.9% the lowest level since 1976 when the Steel Industry was vibrant. • Carnegie Mellon University and the University of Pittsburgh have helped to bring tech jobs and innovation to the area. From 2008 to 2017 tech companies investments increase 200% with tech giants like Uber and Facebook opening up offices in Pittsburgh. • There are 13 Class A apartment developments and 2,500 units underway. • UPMC is investing $2 Billion in 3 new specialty hospitals. The largest is the new Vision and Rehabilitation Hospital which includes a 1,200 - space parking garage a 60,000 square foot office building and the hospital at the UPMC Mercy Campus in Uptown Pittsburgh. • The Pittsburgh commercial and residential development market continues to expand and grow. According to the Pittsburgh Downtown Partnership builders owners have invested over $300 million in improvements to their buildings and another $140 million in the pipeline. Milcraft Investment has announced the details of its proposed $700 million Esplanade mixed - use development along the Ohio River in Pittsburgh’s Chateau neighborhood. Esplanade Mixed - Use Development Pittsburgh Golden Triangle UPMC $2 Billion Specialty Hospitals

Financial Update

10 Diluted EPS for Q1 2019 was $ 0.54, compared to $0.45 and $0.33 for Q4 2018 and Q1 2018, respectively Net income for Q1 2019 was $ 2.9 million, compared to $2.4 million for Q4 2018 and $1.4 million for Q1 2018, increases of $495,000, or 20.4% and $1.5 million, or 115.1%, respectively Total construction loans increased $11.1 million, or 22.8% in Q1 2019 Total deposits increased $18.8 million in Q1 2019, an annualized growth rate of 7.0% Paid increased quarterly dividends - $0.23 per share in Q4 2018 and $0.24 per share in Q1 2019 Financial Update – Q1 2019 Source: Company documents and S&P Global Market Intelligence

11 Deposit Base Loan Portfolio Total Asset Mix Balance Sheet Mix Source: Company documents, as of or for the quarter ended 3/31/2019 *Includes brokered deposits $909 million in gross loans, 4.73% loan yield in Q1 2019 42.6% of loans are commercial real estate and C&I Q1 2019 organic loan growth of approximately 22.8% for construction loans $1.1 billion in total deposits 0.84% cost of interest bearing deposits 80.0% of deposits are non - maturity Q1 2019 annualized organic deposit growth of approximately 7.0% 23.2% of assets are cash and securities 82.2% loan to deposit ratio Only 0.44% of nonperforming assets to total assets Residential RE 35.8% Commercial RE 32.7% Construction 6.6% Commercial & Industrial 9.9% Consumer 13.1% Other 1.9% Noninterest - Bearing Demand 24.8% NOW 19.3% Savings 19.7% Money Market 16.2% Time Deposits* 20.0 % Cash 5.9 % Securities 17.3% Loans 69.1% Other 7.7%

12 $683 $682 $744 $781 $892 $901 $913 $909 4.38% 4.37% 4.30% 4.32% 4.43% 4.52% 4.73% 4.73% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% $- $200 $400 $600 $800 $1,000 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 Gross Loans Loan Yield $679 $698 $773 $755 $1,025 $1,063 $1,087 $1,105 0.44% 0.44% 0.50% 0.56% 0.67% 0.70% 0.77% 0.84% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $- $200 $400 $600 $800 $1,000 $1,200 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 Total Deposits Cost of Interest Bearing Deposits $96 $106 $124 $121 $225 $217 $225 $225 2.65% 2.88% 2.45% 2.31% 2.73% 2.84% 2.84% 2.85% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% $- $50 $100 $150 $200 $250 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 Investment Securities Yield on Securities $60 $55 $64 $116 $70 $55 $51 $48 0.71% 1.06% 1.09% 1.42% 1.56% 1.33% 1.04% 1.13% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $- $30 $60 $90 $120 $150 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 Borrowings Cost of Borrowings Loans Deposits Investment Securities Balance Sheet Trends Source: S&P Global Market Intelligence and company documents, as of 3/31/2019 Note: All dollars in millions Borrowings

13 $679 $698 $773 $1,087 $1,105 $- $200 $400 $600 $800 $1,000 $1,200 2015 2016 2017 2018 Q1 2019 Demand NOW Money Market Savings Time Deposits Brokered Deposits 0.44% 0.44% 0.50% 0.56% 0.67% 0.70% 0.77% 0.84% 0.50% 0.75% 1.50% 1.75% 2.00% 2.25% 2.50% 2.50% 0.00% 0.30% 0.60% 0.90% 1.20% 1.50% 1.80% 2.10% 2.40% 2.70% 3.00% 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 Cost of Interest Bearing Deposits Fed Funds Rate Deposit Composition – Since 2015 High Quality Deposit Base Source: S&P Global Market Intelligence and Company documents, as of 3/31/2019 Note: All dollars in millions *Fed funds rate for each period represents the high end of target range Cost of Interest - Bearing Deposits vs. Fed Funds Rate* 25% non - interest bearing demand deposits and 80% non - time deposits

14 1.01% 0.91% 0.78% 0.59% 0.34% 0.73% 0.75% 0.93% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 9.89% 8.48% 7.53% 5.93% 3.40% 6.77% 7.15% 8.53% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 2.74% 2.85% 2.80% 2.82% 3.05% 3.00% 2.94% 2.83% 0.91% 0.86% 0.85% 0.71% 0.72% 0.68% 0.69% 0.73% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 NIE / Avg. Assets NII / Avg. Assets $2.07 $1.86 $1.67 $0.34 $0.36 $0.47 $0.46 $0.54 $- $0.50 $1.00 $1.50 $2.00 $2.50 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 Return of Average Assets Return on Average Equity Non - Interest Expense and Non - Interest Income Profitability Trends Source: S&P Global Market Intelligence and company documents, as of 3/31/2019 Note: All dollars in per share *Excludes impact of one - time expenses Earnings Per Share*

15 $29,202 $29,148 $29,060 $37,677 $10,434 $7,595 $7,194 $7,544 $8,074 $2,346 $- $10,000 $20,000 $30,000 $40,000 $50,000 2015 2016 2017 2018 Q1 2019 Net Interest Income Fee Income Fee Revenue Mix – Q1 2019 Fee income sources comprised approximately 18% of Q1 2019 total operating revenue Cross - sell efforts, particularly with respect to insurance and wealth management businesses continue to be emphasized Acquisition of Beynon Insurance on August 1, 2018 added 23.6% of insurance commissions and contingency income growth to the Exchange Underwriters’ business segment Operating Revenue Mix – Since 2015 Q1 2019 Fee Income: $2.3 Million Revenue Diversification with Fee Income Source: S&P Global Market Intelligence and Company documents, as of 3/31/2019 Note : All dollars in thousands Note: Fee income defined as noninterest income less net gain on sales of securities and non - recurring items Service Fees 32% Insurance Commissions 49% Other 19%

16 1.32% 1.02% 0.81% 0.60% 0.66% 0.62% 0.56% 0.44% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 0.95% 1.14% 1.18% 1.14% 1.05% 1.03% 1.05% 1.04% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 0.10% 0.11% 0.13% 0.74% 0.06% 0.05% 0.06% 0.08% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2015 2016 2017 Q1 Q2 Q3 Q4 Q1 2018 2019 Nonperforming Assets / Assets (1) Allowance for Loan Losses / Gross Loans Net Charge Offs / Average Loans Strong Asset Quality Source: S&P Global Market Intelligence and company documents, as of 3/31/2019

# Financial Highlights – Since 2015

| | As of, or for the Year Ended | | | | |
|---|---|---|---|---|---|
| | 2015 | 2016 | 2017 | 2018 | Q1 2019 |
| **Balance Sheet** | | | | | |
| Total Assets | $ 830,677 | $ 846,075 | $ 934,486 | $ 1,281,301 | $ 1,302,593 |
| Gross Loans (Incl. HFS) | $ 683,354 | $ 681,897 | $ 744,392 | $ 912,872 | $ 908,796 |
| Total Deposits | $ 679,299 | $ 698,218 | $ 773,344 | $ 1,086,658 | $ 1,105,465 |
| Total Common Equity | $ 86,896 | $ 89,469 | $ 93,256 | $ 137,625 | $ 141,729 |
| Tangible Common Equity[1] | $ 77,590 | $ 80,697 | $ 85,019 | $ 98,266 | $ 102,855 |
| Tangible Book Value Per Share[1] | $ 19.01 | $ 19.75 | $ 20.76 | $ 18.09 | $ 18.93 |
| | | | | | |
| Loans / Deposits | 100.6% | 97.7% | 96.3% | 84.0% | 82.2% |
| Cash and Securities / Total Assets | 12.9% | 14.2% | 15.4% | 21.8% | 23.2% |
| Non-Interest Bearing Deposits (% of Total) | 23.7% | 23.7% | 24.4% | 23.3% | 24.8% |
| Non-CDs (% of Total) | 76.0% | 76.6% | 78.0% | 80.0% | 80.0% |
| | | | | | |
| **Capital Adequacy** | | | | | |
| Tangible Common Equity Ratio[1] | 9.45% | 9.64% | 9.18% | 7.91% | 8.14% |
| Leverage Ratio | 9.78% | 10.07% | 9.58% | 8.14% | 8.20% |
| CET-1 Ratio | 13.11% | 13.72% | 12.62% | 11.91% | 12.14% |
| Tier 1 Ratio | 13.11% | 13.72% | 12.62% | 11.91% | 12.14% |
| Risk Based Capital Ratio | 14.17% | 14.99% | 13.89% | 13.03% | 13.26% |
| | | | | | |
| **Asset Quality** | | | | | |
| NPAs / Total Assets | 1.32% | 1.02% | 0.81% | 0.56% | 0.44% |
| NCOs / Avg. Loans | 0.10% | 0.11% | 0.13% | 0.21% | 0.08% |
| Loan Loss Reserves / Gross Loans | 0.95% | 1.14% | 1.18% | 1.05% | 1.04% |
| **Income Statement and Performance Ratios** | | | | | |
| Net Income | $ 8,420 | $ 7,580 | $ 6,944 | $ 7,052 | $ 2,925 |
| ROAA | 1.01% | 0.91% | 0.78% | 0.61% | 0.93% |
| ROAE | 9.89% | 8.48% | 7.53% | 5.91% | 8.53% |
| ROATCE[1] | 11.7% | 9.9% | 8.7% | 8.7% | 13.1% |
| Net Interest Margin | 3.82% | 3.82% | 3.58% | 3.60% | 3.66% |
| Non-Interest Income / Avg. Assets | 0.91% | 0.86% | 0.85% | 0.70% | 0.73% |
| Non-Interest Expense / Avg. Assets | 2.74% | 2.85% | 2.80% | 2.95% | 2.83% |
| Efficiency Ratio[1] | 61.4% | 65.0% | 67.2% | 70.6% | 67.7% |
| Earnings Per Share | $ 2.07 | $ 1.86 | $ 1.69 | $ 1.40 | $ 0.54 |
| Dividend Payout | $ 3,469 | $ 3,596 | $ 3,604 | $ 4,835 | $ 1,304 |

Source: S&P Global Market Intelligence and Company documents
Note: All dollars in thousands, except per share
(1) Non-GAAP financial metric. Please see the appendix to this presentation for non-GAAP reconciliations.

17

18 -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 2014 2015 2016 2017 2018 2019 Russell 2000 KBW Regional CBFV CBFV (Total Return) $0.81 $0.83 $0.84 $0.84 $0.84 $0.85 $0.88 $0.88 $0.89 $0.96 $- $0.50 $1.00 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019** Market Performance – Since 2014 Shareholder Return Source: S&P Global Market Intelligence, as of 3/31/2019. Market data as of 5/1/2019 Note: Dividend yield based on Q1 2019 dividend of $0.24 per share and closing stock price of $23.58 on 5/1/2019 *Based on average Street EPS estimates **2019 dividends based on annualized Q1 2019 dividend of $0.24 per share Annual Dividend Performance – Since 2010 History of consistent capital return to shareholders 44.7% total return (including reinvested dividends) since beginning of 2014, outperforming the broader indices Quarterly dividend of $0.24 per share, or $0.96 annualized – dividend yield of 4.07% +44.7% +19.4% +33.0% +37.0% Ticker CBFV Exchange NASDAQ Stock Price 23.58 $ Market Cap. ($MM) 128 $ Quarterly Dividend Per Share 0.24 $ Dividend Yield 4.07% Average Daily Volume (3 Mo.) Avg. Daily Volume (Shares) 5,298 Avg. Daily Volume ($000s) 125 $ 52 - Week High/Low 52 - Week High (6/4/2018) 36.95 $ 52 - Week Low (4/12/2019) 22.77 $ Per Share Tg. Book Value Per Share 18.93 $ EPS - 2019E* 2.09 $ Valuation Ratios Price / Tg. Book Value 124.6% Price / 2019E EPS* 11.3x

Appendix

# Non-GAAP Reconciliations

## TCE Ratio and Tangible Book Value Per Share

| | For the Year Ended December 31, | | | | |
|---|---|---|---|---|---|
| | 2015 | 2016 | 2017 | 2018 | Q1 2019 |
| Stockholders' Equity (GAAP) | $ 86,896 | $ 89,469 | $ 93,256 | $ 137,625 | $ 141,729 |
| Less: Intangible Assets | 9,306 | 8,772 | 8,237 | 39,359 | 38,874 |
| Tangible Common Equity | $ 77,590 | $ 80,697 | $ 85,019 | $ 98,266 | $ 102,855 |
| Total Assets (GAAP) | $ 830,677 | $ 846,075 | $ 934,486 | $ 1,281,301 | $ 1,302,593 |
| Less: Intangible Assets | 9,306 | 8,772 | 8,237 | 39,359 | 38,874 |
| Tangible Assets | $ 821,371 | $ 837,303 | $ 926,249 | $ 1,241,942 | $ 1,263,719 |
| Shares Outstanding | 4,081,017 | 4,086,625 | 4,095,957 | 5,432,289 | 5,433,289 |
| Tangible Book Value per Share | $ 19.01 | $ 19.75 | $ 20.76 | $ 18.09 | $ 18.93 |
| Tangible Common Equity / Tangible Assets | 9.45% | 9.64% | 9.18% | 7.91% | 8.14% |

## Efficiency Ratio

| | For the Year Ended December 31, | | | | |
|---|---|---|---|---|---|
| | 2015 | 2016 | 2017 | 2018 | Q1 2019 |
| Non-Interest Expense (GAAP) | $ 22,929 | $ 23,778 | $ 25,172 | $ 34,901 | $ 9,081 |
| Less: OREO Income (Expense) | (196) | (393) | (349) | 48 | (63) |
| Less: Amortization of Intangibles | 535 | 535 | 535 | 1,477 | 485 |
| Less: Non-Recurring Merger Expenses | - | - | 356 | 854 | - |
| Operating Non-Interest Expense | $ 22,590 | $ 23,636 | $ 24,630 | $ 32,522 | $ 8,659 |
| Net Interest Income (GAAP) | $ 29,202 | $ 29,148 | $ 29,060 | $ 37,677 | $ 10,434 |
| Non-Interest Income (GAAP) | 7,595 | 7,362 | 7,800 | 8,339 | 2,315 |
| Less: Realized (Gain) / Loss on Securities | - | 168 | 199 | - | (60) |
| Less: Change in Fair Value of Securities | - | - | - | (63) | 20 |
| Operating Revenue | $ 36,797 | $ 36,342 | $ 36,661 | $ 46,079 | $ 12,789 |
| Efficiency Ratio | 61.4% | 65.0% | 67.2% | 70.6% | 67.7% |

Source: Company documents, as of 3/31/2019
Note: All dollars in thousands, except per share

20

21 Return on Average Tangible Common Equity Non - GAAP Reconciliations Source: Company documents, as of 3/31/2019 Note: All dollars in thousands, except per share For the Year Ended December 31, 2015 2016 2017 2018 Q1 2019 Net Income (GAAP) 8,420$ 7,580$ 6,944$ 7,052$ 2,925$ Plus: Amortization of Intangibles 348 348 348 1,167 383 Adjusted Net Income 8,768$ 7,928$ 7,292$ 8,219$ 3,308$ Average Equity (GAAP) 85,162$ 89,351$ 92,263$ 119,300$ 139,089$ Less: Average Intangibles 10,168 8,989 8,438 29,245 37,936 Average Tangible Common Equity 74,994$ 80,362$ 83,825$ 90,055$ 101,153$ Return on Average Tangible Common Equity 11.7% 9.9% 8.7% 9.1% 13.1%